The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated May 20, 2009

Preliminary Prospectus Supplement (to Prospectus Dated May 20, 2009)

Cephalon, Inc.

4,800,000 Shares

Common Stock

We are offering 4,800,000 shares of our common stock.

Concurrently with this offering of common stock, we are offering $350,000,000 aggregate principal amount of our       % convertible senior subordinated notes due 2014 (or a total of $402,500,000 aggregate principal amount of convertible notes if the underwriters exercise in full their option to purchase additional convertible notes to cover over-allotments, if any) pursuant to a separate prospectus supplement. This common stock offering is not contingent upon the convertible notes offering, and the convertible notes offering is not contingent upon this common stock offering.

Our common stock is listed on The NASDAQ Global Select Market under the symbol "CEPH." The last reported sales price of our common stock on May 19, 2009 was $62.17 per share.

We have granted the underwriters a 30-day option to purchase a maximum of 720,000 additional shares of common stock solely to cover over-allotments.

Investing in our common stock involves risks. See "Risk Factors" on page S-6 of this prospectus supplement and the "Risk Factors" section beginning on page 36 of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to us	$	$

The underwriters expect to deliver the common stock on or about May     , 2009 only in book-entry form through the facilities of The Depository Trust Company.

Deutsche Bank Securities

The date of this prospectus supplement is May     , 2009.

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a shelf registration process. Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us, our common stock and other information you should know before investing. You should read both this prospectus supplement and the accompanying prospectus as well as additional information described under "Where You Can Find More Information" in this prospectus supplement.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus supplement and the accompanying prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus supplement, that the information contained herein is correct as of any time subsequent to the date hereof or that any information incorporated or deemed to be incorporated by reference herein is correct as of any time subsequent to the date hereof.

S-i

        This prospectus supplement may add to, update or change the information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus, this prospectus supplement will apply and will supersede that information in the accompanying prospectus.

        Cephalon and the "C" logo, as well as ACTIQ, AMRIX, EFFENTORA, FENTORA, LUPUZOR, NUVIGIL, PROVIGIL and TREANDA, are trademarks of Cephalon, Inc. or its subsidiaries, registered or otherwise, in the U.S. and certain other countries. "®" indicates U.S. trademark registration.

        Unless the context requires otherwise, in this prospectus supplement the words "the Company," "Cephalon," "we," "us," "our" and "our company" refer to Cephalon, Inc. and not to any of its subsidiaries.

S-ii

SUMMARY

        The following summary includes basic information about our company and this offering. It may not contain all of the information that is important to you. For a more complete understanding of our company and this offering, we encourage you to read this entire prospectus supplement, including the documents incorporated in this prospectus supplement by reference, and the accompanying prospectus carefully.

The Company

        We are an international biopharmaceutical company dedicated to the discovery, development and commercialization of innovative products in four core therapeutic areas: central nervous system, pain, oncology and inflammatory diseases. We have recently completed certain transactions designed to build a portfolio of potential products targeted to the treatment of inflammatory diseases. In the first quarter of 2009, we (i) acquired an exclusive, worldwide license to the ImmuPharma investigational compound, LUPUZOR™, which is in development for the treatment of systemic lupus erythematosus; (ii) purchased an option to acquire privately-held Ception Therapeutics, Inc., whose lead humanized monoclonal antibody compound, reslizumab, is in development for the treatment of pediatric eosinophilic esophagitis; and (iii) launched a takeover offer for Arana Therapeutics Limited, an Australian company, whose lead domain antibody compound, ART621, is in development for the treatment of rheumatoid arthritis and psoriasis. In addition to conducting an active research and development program, we market seven proprietary products in the United States and numerous products in various countries throughout Europe and the world. Consistent with our core therapeutic areas, we have aligned our approximately 780-person U.S. field sales and sales management teams by area. We have a sales and marketing organization numbering approximately 400 persons that supports our presence in nearly 20 European countries, including France, the United Kingdom, Germany, Italy and Spain, and certain countries in Africa and the Middle East.

        Our four most significant products are PROVIGIL® (modafinil) Tablets [C-IV], FENTORA® (fentanyl buccal tablet) [C-II], ACTIQ® (oral transmucosal fentanyl citrate) [C-II] (including our generic version of ACTIQ) and TREANDA® (bendamustine hydrochloride) which together comprised 72% of our total consolidated net sales for the year ended December 31, 2008 and 73% of our total consolidated net sales for the three months ended March 31, 2009.

        We are a Delaware corporation with our principal executive offices located at 41 Moores Road, P.O. Box 4011, Frazer, Pennsylvania, 19355. Our telephone number is (610) 344-0200 and our web site address is http://www.cephalon.com. Our research and development headquarters are in West Chester, Pennsylvania and we also have offices in Wilmington, Delaware, Salt Lake City, Utah, suburban Minneapolis-St. Paul, Minnesota, France, the United Kingdom, Ireland, Denmark, Germany, Italy, the Netherlands, Poland, Spain, Switzerland and Hong Kong. We have manufacturing facilities in France for the production of modafinil, which is used in the production of PROVIGIL. We also have manufacturing facilities in Salt Lake City, Utah, for the production of FENTORA, EFFENTORA™, ACTIQ and our generic version of ACTIQ for worldwide distribution and sale, and Eden Prairie, Minnesota, for the production of orally disintegrating versions of drugs for pharmaceutical company partners. We include our web site address in this prospectus supplement only as an inactive textual reference and do not intend it to be an active link to our web site.

The Offering

        The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus. For more information concerning our common stock, see "Description of Common Stock."

Issuer	Cephalon, Inc.
NASDAQ Global Select Market Symbol	CEPH
Common Stock Offered	4,800,000 shares
Common Stock to be Outstanding After this Offering (1)	73,631,852 shares
Risk Factors

See "Risk Factors" beginning on page S-6 of this prospectus supplement and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in our common stock.

Use of Proceeds

We estimate that the net proceeds from this offering, after deducting underwriting discounts and commissions and before estimated offering expenses, will be approximately $              million (or approximately $              million if the underwriters exercise in full their over-allotment option to purchase additional shares). We intend to apply the net proceeds from this offering, together with the net proceeds from the concurrent convertible notes offering described below, for general corporate purposes. For more information, see "Use of Proceeds."

United States Federal Income Tax Considerations

You should consult with your tax advisor with respect to the U.S. federal income tax considerations of owning our common stock in light of your own particular situation and with respect to any tax considerations arising under the laws of any state, local, foreign or other taxing jurisdiction. See "United States Federal Income Tax Considerations."

(1)
The number of shares of our common stock outstanding after this offering is based on shares outstanding as of May 15, 2009. This number excludes 7,398,081 shares of common stock issuable upon the exercise of outstanding stock options, warrants and rights, 5,588,352 shares of common stock issuable upon conversion of outstanding convertible notes and                     shares of common stock issuable upon conversion of the convertible notes offered in the concurrent offering of convertible notes.

Concurrent Convertible Notes Offering

        Concurrently with this common stock offering, we are offering $350,000,000 aggregate principal amount of       % convertible senior subordinated notes due 2014 (or a total of $402,500,000 aggregate principal amount of convertible notes if the underwriters therefor exercise in full their over-allotment option to purchase additional convertible notes) pursuant to a separate prospectus supplement. This common stock offering is not contingent upon the convertible notes offering, and the convertible notes offering is not contingent upon this common stock offering. We expect to raise approximately $              million in aggregate gross proceeds from the two offerings. However, amounts sold in each offering may increase or decrease based on market conditions relating to a particular security. We cannot assure you that we will complete the concurrent convertible notes offering. See "Concurrent Convertible Notes Offering."

        Unless we specifically state otherwise, the information in this prospectus supplement assumes the completion of the concurrent convertible notes offering and that the underwriters for the convertible notes offering do not exercise their over-allotment option to purchase additional convertible notes and that the underwriters for this offering of common stock do not exercise their over-allotment option to purchase additional shares.

FORWARD-LOOKING STATEMENTS

        In addition to historical facts or statements of current condition, this prospectus supplement and the documents incorporated by reference into this propsectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Exchange Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements contained in this prospectus supplement or incorporated herein by reference constitute our expectations or forecasts of future events as of the date of this prospectus supplement and are not statements of historical fact. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Such statements may include words such as "anticipate," "will," "estimate," "expect," "project," "intend," "should," "plan," "believe," "hope," and other words and terms of similar meaning in connection with any discussion of, among other things, future operating or financial performance, strategic initiatives and business strategies, regulatory or competitive environments, our intellectual property and product development. In particular, these forward-looking statements include, among others, statements about:

  •
  our dependence on sales of PROVIGIL® (modafinil) Tablets [C-IV] and, once launched, NUVIGIL® (armodafinil) Tablets [C-IV] in the United States and the market prospects and future marketing efforts for PROVIGIL, NUVIGIL, FENTORA® (fentanyl buccal tablet) [C-II], AMRIX® (cyclobenzaprine hydrochloride extended-release capsules) and TREANDA® (bendamustine hydrochloride);

  •
  any potential approval of our product candidates, including with respect to any expanded indications for NUVIGIL and/or FENTORA;

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  our anticipated scientific progress in our research programs and our development of potential pharmaceutical products including our ongoing or planned clinical trials, the timing and costs of such trials and the likelihood or timing of revenues from these products, if any;

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  our ability to adequately protect our technology and enforce our intellectual property rights and the future expiration of patent and/or regulatory exclusivity on certain of our products;

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  our ability to comply fully with the terms of our settlement agreements (including our corporate integrity agreement) with the U.S. Attorney's Office ("USAO"), the U.S. Department of Justice ("DOJ"), the Office of the Inspector General of the Department of Health and Human Services ("OIG") and other federal government entities, the Offices of the Attorneys General of Connecticut and Massachusetts and the various states;

  •
  our ongoing litigation matters, including litigation stemming from the settlement of the PROVIGIL patent litigation, the FENTORA patent infringement lawsuits we have filed against Watson Laboratories, Inc. ("Watson") and Barr Laboratories, Inc. ("Barr") and the AMRIX patent infringement lawsuits we have filed against Barr, Mylan Pharmaceuticals, Inc. ("Mylan") and Impax Laboratories, Inc. ("Impax");

  •
  our future cash flow, our ability to service or repay our existing debt and our ability to raise additional funds, if needed, in light of our current and projected level of operations and general economic conditions; and

  •
  other statements regarding matters that are not historical facts or statements of current condition.

        Any or all of our forward-looking statements in this prospectus supplement and in the documents we have referred you to may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Therefore, you should not place undue reliance on any such forward-looking statements. The factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include, among others:

  •
  the acceptance of our products by physicians and patients in the marketplace, particularly with respect to our recently launched products;

  •
  our ability to obtain regulatory approvals to sell our product candidates, including any additional future indications for FENTORA and NUVIGIL, and to launch such products or indications successfully;

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  scientific or regulatory setbacks with respect to research programs, clinical trials, manufacturing activities and/or our existing products;

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  the timing and unpredictability of regulatory approvals;

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  unanticipated cash requirements to support current operations, expand our business or incur capital expenditures;

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  a finding that our patents are invalid or unenforceable or that generic versions of our marketed products do not infringe our patents or the "at risk" launch of generic versions of our products;

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  the loss of key management or scientific personnel;

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  the activities of our competitors in the industry;

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  regulatory, legal or other setbacks or delays with respect to the settlement agreements with the USAO, the DOJ, the OIG and other federal entities, the state settlement agreements and corporate integrity agreement related thereto, the settlement agreements with the Offices of the Attorneys General of Connecticut and Massachusetts, our settlements of the PROVIGIL patent litigation and the ongoing litigation related to such settlements, the FENTORA patent infringement lawsuits we have filed against Watson and Barr and the AMRIX patent infringement lawsuits we have filed against Barr, Mylan and Impax;

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  our ability to integrate successfully technologies, products and businesses we acquire and realize the expected benefits from those acquisitions;

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  unanticipated conversion of our convertible notes by our note holders;

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  market conditions generally or in the biopharmaceutical industry that make raising capital or consummating acquisitions difficult, expensive or both; and

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  enactment of new government laws, regulations, court decisions, regulatory interpretations or other initiatives that are adverse to us or our interests.

We do not intend to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. We discuss in more detail the risks that we anticipate in the section entitled "Risk Factors" in this prospectus supplement and in the "Risk Factors" section beginning on page 36 of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009. This discussion is permitted by the Private Securities Litigation Reform Act of 1995.

RISK FACTORS

        An investment in our common stock offered by this prospectus supplement and the accompanying prospectus involves a high degree of risk. You should carefully consider the following risk factors in addition to the remainder of this prospectus supplement and the accompanying prospectus, including the information incorporated by reference, before making an investment decision. In addition, you should carefully consider, among other things, the matters discussed under "Risk Factors" in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, and in other documents that we subsequently file with the SEC, all of which are incorporated by reference into this prospectus supplement and the accompanying prospectus. The risks and uncertainties described in such incorporated documents and described below are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of those risks actually occurs, our business, financial condition and results of operations would suffer. In that event, the trading price of our common stock could decline, and you may lose all or part of your investment in our common stock. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See "Forward-Looking Statements."

Risks Related to Our Common Stock

The price of our common stock has been and may continue to be highly volatile, which may make it difficult for stockholders to sell our common stock when desired or at attractive prices.

        The market price of our common stock is highly volatile, and we expect it to continue to be volatile for the foreseeable future. For example, from January 1, 2008 through May 19, 2009 our common stock traded at a high price of $80.39 and a low price of $61.91. Negative announcements, including, among others:

  •
  adverse regulatory decisions;

  •
  disappointing clinical trial results;

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  legal challenges, disputes and/or other adverse developments impacting our patents or other proprietary rights with respect to our products; or

  •
  sales or operating results that fall below the market's expectations could trigger significant declines in the price of our common stock. In addition, external events, such as news concerning economic conditions, our competitors or our customers, changes in government regulations impacting the biotechnology or pharmaceutical industries or the movement of capital into or out of our industry, also are likely to affect the price of our common stock, regardless of our operating performance. Furthermore, general market conditions, including the level of, and fluctuations in, the trading prices of stocks generally could affect the price of our common stock. Recently, the stock markets have experienced price and volume volatility that has affected many companies' stock prices. Stock prices for many companies have experienced wide fluctuations that have often been unrelated to the operating performance of those companies. Fluctuations such as these may affect the market price of our common stock.

Investors in this offering may experience future dilution.

        In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into, or exchangeable for, our common stock at prices that may not be the same as the price per share in this offering, including our concurrent offering of convertible notes. We have an effective shelf registration statement from which additional shares of common stock and other securities can be offered. We may also issue up to 2.5 million shares under the terms of our lock up agreement with the underwriters. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. If the price per share at which we sell additional shares of our common stock or related securities in future transactions is less than the price per share in this offering, investors who purchase our common stock in this offering will suffer a dilution of their investment.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

        Sales of a substantial number of shares of our common stock or other equity-related securities in the public markets, including the issuance of common stock upon conversion of the convertible notes offered in the concurrent offering, could depress the market price of our common stock, and impair our ability to raise capital through the sale of additional equity securities. We and certain of our executive officers have agreed not to dispose of or hedge any common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date 60 days after the date of this prospectus supplement, subject to certain exceptions. In addition, the representative of the underwriters may, in its sole discretion, release the restrictions on any such shares at any time without notice. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.

        In addition, the existence of the convertible notes may also encourage short selling by market participants because the conversion of the convertible notes could depress our common stock price. The price of our common stock could be affected by possible sales of our common stock by investors who view the convertible notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to occur involving our common stock. This hedging or arbitrage could, in turn, affect the market price of the convertible notes.

Hedging arrangements relating to our convertible notes and our convertible note hedge and warrant agreements may affect the value of our common stock.

        In connection with our 2005 offering of convertible notes, we entered into, and in connection with the concurrent convertible notes offering, we have entered into, convertible note hedge and warrant agreements with Deutsche Bank AG, an affiliate of the representative of the underwriters. In order to hedge their positions, holders of our convertible notes, Deutsche Bank AG or their respective affiliates or transferees:

  •
  may have entered into derivative transactions with respect to our common stock;

  •
  may enter into additional derivative transactions;

  •
  may unwind or adjust derivative transactions; and

  •
  may purchase or sell our common stock in secondary market transactions.

The effect, if any, of any of these activities on the trading price of our common stock will depend in part on market conditions and cannot be ascertained in advance, but any of these activities could adversely affect the value of our common stock.

USE OF PROCEEDS

        The net proceeds from the sale of the common stock offered hereby are estimated to be approximately $          million (approximately $          million if the underwriters exercise in full their over-allotment option to purchase additional shares of common stock), after deduction of estimated offering expenses and the underwriters' discounts and commissions. In addition, we estimate that the net proceeds from the concurrent convertible notes offering, after deducting underwriters' discounts and commissions and before estimated offering expenses, will be approximately $          million (or approximately $          million if the underwriters therefor exercise in full their over-allotment option to purchase additional convertible notes).

        We intend to use the net proceeds from this offering for general corporate purposes. Pending these uses, we intend to invest the net proceeds of this offering in interest-bearing investment-grade securities.

        The foregoing represents our intentions based upon our present plans and business conditions. The occurrence of unforeseen events or changed business conditions, however, could result in the application of the proceeds of the offering in a manner other than as described in this prospectus supplement.

PRICE RANGE OF COMMON STOCK

        Our common stock is listed on The NASDAQ Global Select Market under the symbol "CEPH." The following table sets forth, for the quarterly periods indicated, the high and low sales price per share of the common stock as reported on The NASDAQ Global Select Market:

	High	Low
2007
First Quarter	$76.65	$64.65
Second Quarter	84.83	72.80
Third Quarter	83.25	66.52
Fourth Quarter	79.10	70.00
2008
First Quarter	$74.31	$56.20
Second Quarter	71.53	59.91
Third Quarter	80.39	66.47
Fourth Quarter	79.00	59.45
2009
First Quarter	$81.35	$60.42
Second Quarter (through May 19, 2009)	70.09	61.91

        On May 19, 2009, the last reported sales price of our common stock was $62.17 per share. On May 15, 2009, we had 432 holders of record of our common stock.

DIVIDEND POLICY

        We have not paid any dividends on our common stock since our inception and do not anticipate paying any dividends on our common stock in the foreseeable future.

CAPITALIZATION

        The following table sets forth our capitalization as of March 31, 2009:

  •
  on an actual basis;

  •
  on an as adjusted basis to give effect to the issuance and sale of 4,800,000 shares of our common stock in this offering at an assumed public offering price of $62.17 per share (which was the closing price on May 19, 2009), after deducting the underwriting discounts and commissions and before estimated offering expenses (assuming no exercise of the underwriters' over-allotment option to purchase additional shares); and

  •
  on a pro forma as adjusted basis to give further effect to (i) the issuance and sale of $350 million aggregate principal amount of       % convertible senior subordinated notes due 2014 in the concurrent convertible notes offering, after deducting the underwriting discounts and commissions and before estimated offering expenses (assuming no exercise of the underwriters' over-allotment option to purchase additional notes) and (ii) use of the net proceeds from the concurrent convertible notes offering to fund the net cost of the convertible note hedge transactions.

        This table should be read in conjunction with our consolidated financial statements and related notes incorporated by reference in this prospectus supplement. See "Where You Can Find More Information."

	As of March 31, 2009
	Actual	As adjusted	Pro-Forma as adjusted
	(unaudited)
	($ in millions)
Cash and cash equivalents	$615	$901	$1,182

Current portion of long-term debt, net	$794	$794	$794
Long-term debt:
Convertible notes(1)	—	—	339
Other	5	5	5

Total long-term debt	$5	$5	$5

Total debt	$799	$799	$1,138

Redeemable equity	$238	$238	$238

Equity:
Cephalon stockholders' equity
Preferred stock, $0.01 par value, 5,000,000 shares authorized, 2,500,000 shares issued and none outstanding	$—	$—	$—
Common stock, $0.01 par value, 400,000,000 shares authorized; 71,802,380 shares issued actual, 77,380,380 shares issued as adjusted and pro forma as adjusted(2)	1	1	1
Additional paid-in capital	2,122	2,408	2,350
Treasury stock, at cost, 2,970,776 shares	(202)	(202)	(202)
Accumulated deficit	(463)	(463)	(463)
Accumulated other comprehensive income	40	40	40

Total Cephalon stockholders' equity	$1,498	$1,784	$1,726
Noncontrolling Interest	292	292	292

Total equity	$1,790	$2,076	$2,018

Total capitalization	$2,827	$3,113	$3,394

(1)
The notes to be issued in connection with the concurrent convertible notes offering have been included in long-term debt pending determination of the terms of the concurrent notes offering, at which time a portion of such notes will be included in additional paid-in capital.

(2)
Includes 4,800,000 shares to be issued pursuant to this offering and 778,000 shares to be issued in connection with anticipated exchange transactions.

CONCURRENT CONVERTIBLE NOTES OFFERING

        Concurrently with this common stock offering, we are offering $350,000,000 aggregate principal amount of       % convertible senior subordinated notes due 2014 (or a total of $402,500,000 aggregate principal amount of convertible notes if the underwriters therefor exercise in full their over-allotment option to purchase additional convertible notes) pursuant to a separate prospectus supplement. This common stock offering is not contingent upon the convertible notes offering, and the convertible notes offering is not contingent upon this common stock offering. We expect to raise approximately $        million in aggregate gross proceeds from the two offerings. However, amounts sold in each offering may increase or decrease based on market conditions relating to a particular security. We cannot assure you that we will complete the concurrent convertible notes offering.

        We will pay interest on the convertible notes on May 1 and November 1 of each year, beginning November 1, 2009. The convertible notes will mature on May 1, 2014. We may not redeem the convertible notes before maturity. The convertible notes will be our unsecured senior subordinated obligations and will be effectively subordinated to all of our present and future secured debt to the extent of the collateral securing that debt, equal to all of our existing and future senior subordinated debt and senior in right of payment to all of our existing and future subordinated debt. The convertible notes will effectively rank junior to our subsidiaries' liabilities. The convertible notes will be issued only in denominations of $1,000 and in integral multiples of $1,000.

        Upon conversion, we will pay cash and, if applicable, deliver shares of common stock based on a daily conversion value calculated on a proportionate basis for each trading day of the relevant conversion period. The conversion price for each $1,000 aggregate principal amount of convertible notes is initially $          per share of our common stock (equivalent to a conversion rate of approximately         shares of our common stock per $1,000 aggregate principal amount of convertible notes). Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination thereof at our election as described in this prospectus supplement.

        Holders may surrender their convertible notes for conversion any time prior to the close of business on November 1, 2013 under the following circumstances: (1) during any calendar quarter commencing after June 30, 2009, if the closing sale price of our common stock, for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the calendar quarter immediately preceding the calendar quarter in which the conversion occurs, is more than 130% of the conversion price per share of the convertible notes in effect on that last trading day; (2) during the 10 consecutive trading-day period that follows any 5 consecutive trading-day period in which the trading price for the convertible notes for each such trading day was less than 98% of the closing sale price of our common stock on such date multiplied by the then current conversion rate; or (3) if we make certain significant distributions to holders of our common stock, we enter into specified corporate transactions or our common stock is not listed on another U.S. national securities exchange.

        After November 1, 2013, holders may surrender their convertible notes for conversion at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date regardless of whether any of the foregoing conditions is satisfied. Holders may require us to repurchase for cash all or part of their convertible notes at a price equal to 100% of the principal amount of the convertible notes being repurchased plus accrued and unpaid interest, upon a fundamental change.

        In order to reduce potential dilution from the conversion of the convertible notes, we expect to use a portion of the proceeds from the convertible notes offering to fund the net cost of convertible note hedge transactions we have entered into with Deutsche Bank AG, an affiliate of the representative of the underwriters of the convertible notes. We have also entered into warrant transactions with Deutsche Bank AG. We expect that Deutsche Bank AG or its affiliates will enter into various derivative transactions with respect to the common stock concurrently with, or shortly after, the pricing of the convertible notes. These activities could have the effect of increasing or preventing a decline in the value of the common stock.

        In addition, Deutsche Bank AG and/or its affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to our common stock or by selling or purchasing our common stock in secondary market transactions following the pricing of the convertible notes, which could adversely impact the price of our common stock or could have the effect of increasing or preventing a decline in the value of our common stock.

DESCRIPTION OF COMMON STOCK

        Our restated certificate of incorporation authorizes 400,000,000 shares of common stock, $0.01 par value per share. Holders of shares of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders and are not entitled to cumulate votes for the election of directors. Holders of shares of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of shares of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the distribution rights of shares of preferred stock, if any, then outstanding. Shares of common stock have no preemptive, conversion or other subscription rights and there are no redemption or sinking fund provisions applicable to the common stock.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

 UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the anticipated U.S. federal income tax considerations relating to the purchase, ownership and disposition of our common stock. This summary addresses only the U.S. federal income tax considerations relevant to holders of our common stock who are initial purchasers of our common stock and that will hold the common stock as capital assets.

        This description does not address tax considerations applicable to holders that may be subject to certain special U.S. federal income tax rules, such as:

  •
  financial institutions,

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  insurance companies,

  •
  real estate investment trusts,

  •
  regulated investment companies,

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  grantor trusts,

  •
  dealers or traders in securities or currencies or notional principal contracts,

  •
  tax-exempt entities,

  •
  certain former citizens or long-term residents of the United States,

  •
  persons that received shares as compensation for the performance of services or pursuant to the exercise of options or warrants,

  •
  persons that will hold shares as part of a "hedging" or "conversion" transaction or as a position in a "straddle" or as part of "synthetic security" or other integrated transaction for U.S. federal income tax purposes, or

  •
  U.S. Holders (as defined below) that have a "functional currency" other than the U.S. dollar.

        Holders of our common stock who are in any of the above categories should consult their own tax advisors regarding the U.S. federal income tax consequences relating to the purchase, ownership, and disposition of our common stock, as the U.S. federal income tax consequences for persons in the above categories relating to the purchase, ownership, and disposition of the common stock may be significantly different than as described below. Moreover, this summary does not address the U.S. federal estate and gift or alternative minimum tax consequences, or any U.S. state or local tax consequences, of the purchase, ownership and disposition of our common stock.

        If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Such a partner should consult its own tax advisors as to the U.S. tax consequences of being a partner in a partnership that acquires, holds, or disposes of our common stock.

        This summary is not intended to constitute a complete analysis of all U.S. federal income tax consequences relating to the purchase, ownership and disposition of our common stock. Prospective purchasers of our common stock should consult their own tax advisors with respect to the U.S. federal, state, local and foreign tax consequences of purchasing, owning or disposing of our common stock.

        This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), proposed, temporary and final Treasury Regulations promulgated under the Code, and judicial and administrative interpretations of the Code and Treasury Regulations, in each case as in effect and available as of the date of this prospectus supplement. The Code, Treasury Regulations and judicial and administrative interpretations thereof may change at any time, and any change could be retroactive to the date of this prospectus supplement. The Code, Treasury Regulations and judicial and administrative interpretations thereof are also subject to various interpretations, and there can be no guarantee that the Internal Revenue Service (the "IRS") or U.S. courts will agree with the tax consequences described in this summary.

U.S. Holders

        For purposes of this summary, a "U.S. Holder" is a beneficial owner of common stock that, for U.S. federal income tax purposes, is:

  •
  a citizen or individual resident of the United States,

  •
  a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof (including the District of Columbia),

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

  •
  a trust if such trust was in existence on August 20, 1996 and validly elected to be treated as a United States person for U.S. federal income tax purposes or if (1) a court within the United States is able to exercise primary supervision over its administration and (2) one or more United States persons have the authority to control all of the substantial decisions of such trust.

     Distributions on common stock

        A U.S. Holder that receives a distribution with respect to our common stock, including a constructive distribution, of cash or property, generally will be required to include the amount of such distribution in gross income as a dividend to the extent of our current and accumulated "earnings and profits," as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds our current and accumulated "earnings and profits," such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder's tax basis in our common stock and thereafter as gain from the sale or exchange of common stock. (See "Sale or exchange of common stock" below.) Dividends received on common stock generally will be eligible for the "dividends received deduction" available to corporate U.S. Holders. For taxable years beginning before January 1, 2011, a dividend paid by us generally will be eligible to be taxed at the preferential tax rates applicable to long-term capital gains if the U.S. Holder receiving such dividend is an individual, estate, or trust. A U.S. Holder generally will be eligible for the reduced rate only if the U.S. Holder has held our common stock for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date.

     Sale or exchange of common stock

        A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of our common stock in an amount equal to the difference, if any, between the amount realized on such sale or exchange and the U.S. Holder's adjusted tax basis in our common stock. A holder's adjusted tax basis in a share of our common stock generally will equal the holder's purchase price for that share. Any such gain or loss generally will be capital gain or loss, which will be long-term capital gain or loss if the common stock is held for more than one year. Preferential tax rates presently apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. There are presently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

     Backup withholding tax and information reporting requirements

        Unless a holder of common stock is a corporation or other exempt recipient, payments to certain holders of common stock of dividends or the proceeds of the sale or other disposition of our common stock that are made within the United States or through certain United States-related financial intermediaries may be subject to information reporting. Such payments may also be subject to U.S. federal backup withholding tax, currently at a rate of twenty-eight percent (28%), if the holder of our common stock fails to supply a correct taxpayer identification number or otherwise fails to comply with applicable U.S. information reporting or certification requirements. Any amount withheld from a payment to a holder of common stock under the backup withholding rules is allowable as a credit against such holder's U.S. federal income tax and may entitle such holder to a refund, provided that the required information is furnished to the IRS.

Non-U.S. Holders

        A "non-U.S. Holder" means a beneficial owner of our common stock (other than a partnership) that is not a U.S. Holder.

     Dividends

        In the event that we pay dividends, dividends paid to a non-U.S. Holder of our common stock generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment of the non-U.S. Holder) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. Holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

        A non-U.S. Holder of our common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required to (a) complete IRS Form W-8BEN (or other applicable form) and certify under penalties of perjury that such holder is not a United States person as defined under the Code or (b) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable United States Treasury Regulations. Special certification and other requirements apply to certain non-U.S. Holders that are pass-through entities rather than corporations or individuals.

        A non-U.S. Holder of our common stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

     Gain on disposition of common stock

        Any gain realized on the disposition of our common stock generally will not be subject to U.S. federal income tax unless:

  •
  the gain is effectively connected with a trade or business of the non-U.S. Holder in the United States, and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. Holder;

  •
  the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

  •
  we are or have been a "United States real property holding corporation" for U.S. federal income tax purposes.

        An individual non-U.S. Holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates. An individual non-U.S. Holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by United States source capital losses, even though the individual is not considered a resident of the United States. If a non-U.S. Holder that is a foreign corporation falls under the first bullet point immediately above, it generally will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. We do not believe that we are or have been, and do not expect to become, a United States real property holding corporation for U.S. federal income tax purposes.

     Information reporting and backup withholding

        We must report annually to the IRS and to each non-U.S. Holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. Holder resides under the provisions of an applicable income tax treaty.

        A non-U.S. Holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalties of perjury that it is a non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption from backup withholding.

        Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. Holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption from such requirements.

        Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. Holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

     Recent Legislative Proposals

        The Obama Administration has recently released general explanations of revenue proposals that would limit the ability of non-U.S. investors to claim relief from U.S. withholding tax in respect of dividends paid on the common stock, if such investors hold the common stock through a non-U.S. intermediary that is not a "qualified intermediary." The Administration's proposals also would limit the ability of certain non-U.S. entities to claim relief from U.S. withholding tax in respect of dividends paid to such non-U.S. entities unless those entities have provided documentation of their beneficial owners to the withholding agent. A third proposal would impose a 20% withholding tax on the gross proceeds of the sale of common stock effected through a non-U.S. intermediary that is not a qualified intermediary and that is not located in a jurisdiction with which the United States has a comprehensive income tax treaty having a satisfactory exchange of information program. A non-U.S. investor generally would be permitted to claim a refund to the extent any tax withheld exceeded the investor's actual tax liability. The full details of these proposals have not yet been made public, although the Administration's summary of these proposals generally indicates that they are not intended to disrupt ordinary and customary market transactions. It is unclear whether, or in what form, these proposals may be enacted. Non-U.S. holders are encouraged to consult with their tax advisers regarding the possible implications of the Administration's proposals on their investment in respect of the common stock.

UNDERWRITING

        Subject to the terms and conditions of the underwriting agreement, the underwriters named below, through their representative, Deutsche Bank Securities Inc., have severally agreed to purchase from us the following respective number of shares of common stock offered hereby listed opposite their name below at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement:

Underwriters	Number of Shares
Deutsche Bank Securities Inc.

Total	4,800,000

        The underwriting agreement provides that the obligations of the several underwriters to purchase the shares of common stock offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the shares of common stock offered by this prospectus supplement, other than those covered by the over-allotment option described below, if any of these shares are purchased.

        We have been advised by Deutsche Bank Securities Inc. that the underwriters propose to offer the shares of common stock to the public at the public offering price set forth on the cover of this prospectus supplement and to dealers at a price that represents a concession not in excess of $             per share under the public offering price. The underwriters may allow, and these dealers may re-allow, a concession of not more than $             per share to other dealers. After the shares are released for sale, Deutsche Bank Securities Inc. may change the offering price and other selling terms.

        We have granted to Deutsche Bank Securities Inc. an option, exercisable not later than 30 days after the date of this prospectus supplement, to purchase up to 720,000 additional shares of common stock at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement. Deutsche Bank Securities Inc. may exercise this option only to cover over-allotments made in connection with the sale of the common stock offered by this prospectus supplement. We will be obligated, pursuant to the option, to sell these additional shares of common stock to Deutsche Bank Securities Inc. to the extent the option is exercised. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

        The underwriting discounts and commissions per share are equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting discounts and commissions are       % of the offering price. We have agreed to pay the underwriters the following discounts and commissions, assuming either no exercise or full exercise by Deutsche Bank Securities Inc. of the over-allotment option:

Total Fees
	Fee per share	Without Exercise of Over-Allotment Option	With Full Exercise of Over-Allotment Option
Discounts and commissions paid by us	$	$	$

        In addition, we estimate that our share of the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $                           .

        We have agreed to indemnify the underwriters against some specified types of liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

        Concurrently with the issuance of the shares, we are offering $350,000,000 principal amount of       % convertible senior subordinated notes due 2014. The underwriters of this offering are also acting as the underwriters of the concurrent offering, and we have granted Deutsche Bank Securities Inc., as representative of the underwriters in the concurrent offering, an option to purchase up to an additional $52,500,000 principal amount of the       % convertible senior subordinated notes due 2014 to cover over-allotments, if any. The        % convertible senior subordinated notes due 2014 will be convertible into shares of our common stock in accordance with the terms thereof and the indenture under which they are issued. Closing of this offering and closing of the concurrent offering of       % convertible senior subordinated notes due 2014 are not conditioned on each other.

        We have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to any shares of common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose our intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of Deutsche Bank Securities Inc., for a period of 60 days after the date of this prospectus supplement, except:

  •
  the issuance by us of shares of common stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date of this prospectus supplement;

  •
  issuances by us of convertible notes or underlying shares in connection with the concurrent convertible notes offering;

  •
  the grant by us of additional employee stock options under plans existing and in effect on the date of this prospectus supplement;

  •
  issuances of shares of common stock pursuant to our stock option plans, stock purchase plans or profit sharing 401(k) plan existing and in effect on the date of this prospectus supplement;

  •
  the issuance by us of shares of common stock in connection with the note hedge and warrant transactions; and

  •
  the issuance by us of up to 2,500,000 shares of common stock.

        Certain of our executive officers have agreed pursuant to lock-up agreements that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of common stock or securities convertible into or exchangeable or exercisable for shares of our common stock, or enter into any transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of Deutsche Bank Securities Inc., for a period of 60 days after the date of this prospectus supplement, except (i) dispositions pursuant to any written trading plan adopted pursuant to Rule 10b5-1 of the Exchange Act, (ii) dispositions by any executive officer of up to 50,000 shares of our common stock, subject to a maximum disposition of an aggregate of

200,000 shares by all executive officers, and (iii) transfers of common stock or notes to a family member or trust, provided the transferee agrees to be bound in writing by the terms of the lock-up agreement prior to such transfer.

        The shares are listed on The NASDAQ Global Select Market under the symbol "CEPH."

        Deutsche Bank Securities Inc. has advised us that the underwriters do not intend to confirm sales to any account over which they exercise discretionary authority.

        In connection with the offering, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions.

        Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. Covered short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares of common stock from us in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

        Naked short sales are any sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if underwriters are concerned that there may be downward pressure on the price of the shares in the open market prior to the completion of the offering.

        Stabilizing transactions consist of various bids for or purchases of our common stock made by the underwriters in the open market prior to the completion of the offering.

        The underwriters may impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because Deutsche Bank Securities Inc. has repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

        Purchases to cover a short position and stabilizing transactions may have the effect of preventing or slowing a decline in the market price of our common stock. Additionally, these purchases, along with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on The NASDAQ Global Select Market, in the over-the-counter market or otherwise.

        Certain of the underwriters and their respective affiliates engage in transactions with, and perform services for, us in the ordinary course of business and have engaged and may in the future engage in commercial banking and/or investment banking transactions with us for which we have paid, and intend to pay, customary fees. In connection with our concurrent offering of        % convertible senior subordinated notes due 2014, Deutsche Bank AG, an affiliate of the representative of the underwriters, has entered into convertible note hedge and warrant transactions with us and will receive a portion of the net proceeds from that concurrent offering applied to those transactions.

LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for us by Sidley Austin LLP, Chicago, Illinois. Certain legal matters relating to the offering will be passed upon for the underwriters by Cleary Gottlieb Steen & Hamilton LLP, New York, New York.

EXPERTS

        The consolidated financial statements of Cephalon, Inc. as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008 and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) as of December 31, 2008, incorporated into this prospectus by reference to the Current Report on Form 8-K filed on May 20, 2009, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information and reporting requirements of the Exchange Act, under which we file periodic reports, proxy and information statements and other information with the SEC. Copies of the reports, proxy and information statements and other information may be examined without charge at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, or on the Internet at http://www.sec.gov. Copies of all or a portion of such materials can be obtained from the Public Reference Room of the SEC upon payment of prescribed fees. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room.

        We have "incorporated by reference" into this prospectus supplement and the accompanying prospectus certain information that we file with the SEC. This means that we can disclose important business, financial and other information in this prospectus supplement and the accompanying prospectus by referring you to the documents containing this information. All information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, unless and until that information is updated and superseded by the information contained in this prospectus supplement and the accompanying prospectus or any information filed with the SEC and incorporated later. Any information that we subsequently file with the SEC that is incorporated by reference as described below will automatically update and supersede any previous information that is part of this prospectus supplement and the accompanying prospectus.

        We incorporate by reference into this prospectus supplement and the accompanying prospectus our documents listed below and any documents we file subsequently with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed (which filed documents do not include any portion thereof containing information furnished under either Item 2.02 or 7.01, or any related exhibit, of any Current Report on Form 8-K):

Cephalon, Inc. SEC Filings (File No. 0-19119)	Period/Filing Date
Annual Report on Form 10-K	Fiscal year ended December 31, 2008
Quarterly Report on Form 10-Q	Quarterly period ended March 31, 2009
Current Reports on Form 8-K

Filed on January 7, 2009, January 8, 2009, January 14, 2009, January 30, 2009, February 2, 2009, February 18, 2009, February 27, 2009, March 5, 2009, March 9, 2009, March 18, 2009, March 25, 2009, April 6, 2009, April 28, 2009, May 15, 2009 and May 20, 2009 (2).

The description of our common stock that is contained in our Form 8-A Registration Statement, including any amendment or reports filed for the purpose of updating such description	Filed on March 15, 1991
The description of our stockholder rights plan that is contained in our Form 8-A Registration Statement, including any amendments or reports filed for the purpose of updating such description	Filed on January 20, 1999; amended August 2, 2000 and October 27, 2003

        We will provide without charge to each person to whom a copy of this prospectus supplement and the accompanying prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus supplement and the accompanying prospectus incorporates). Requests should be directed to:

Cephalon, Inc.
41 Moores Road
Frazer, PA 19355
Attention:	Todd Longsworth
Senior Counsel
Telephone:	(610) 344-0200

Cephalon, Inc.

Common Stock
Preferred Stock
Debt Securities
Warrants

        This prospectus relates to common stock, preferred stock, debt securities and warrants for debt or equity securities that we may sell from time to time in one or more transactions. We will provide the specific terms and conditions of these transactions and the securities we may sell in supplements to this prospectus prepared in connection with each transaction. You should read this prospectus and each applicable prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

        Our common stock is quoted on The NASDAQ Global Select Market under the symbol "CEPH." We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system, or over-the-counter market. If we decide to seek listing of any such securities, a prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

        Investing in our securities involves risks. See "Risk Factors" in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 20, 2009.

        This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933. Under this automatic shelf registration process, we may, from time to time, sell common stock, preferred stock, debt securities and warrants for debt and equity securities in one or more transactions. This prospectus provides you with a general description of the securities we may sell in these transactions. We may, by supplementing this prospectus, add additional types of securities to the shelf registration statement that may be sold under this prospectus. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the securities being sold. The prospectus supplement also may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplements together with the additional information described under the heading "Where You Can Find More Information."

        We have not authorized any person to give any information or to make any representation in connection with this offering other than those contained or incorporated or deemed to be incorporated by reference in this prospectus, and, if given or made, such information or representation must not be relied upon as having been so authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof, that the information contained herein is correct as of any time subsequent to its date, or that any information incorporated or deemed to be incorporated by reference herein is correct as of any time subsequent to its date.

 WHERE YOU CAN FIND MORE INFORMATION

        Cephalon is subject to the information and reporting requirements of the Securities Exchange Act of 1934, under which we file periodic reports, proxy and information statements and other information with the SEC. Copies of the reports, proxy and information statements and other information may be examined without charge at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549, or on the Internet at http://www.sec.gov. Copies of all or a portion of such materials can be obtained from the Public Reference Room of the SEC upon payment of prescribed fees. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room.

        We have "incorporated by reference" into this prospectus certain information that we file with the SEC. This means that we can disclose important business, financial and other information in this prospectus by referring you to the documents containing this information. All information incorporated by reference is deemed to be part of this prospectus, unless and until that information is updated and superseded by the information contained in this prospectus or any information filed with the SEC and incorporated later. Any information that we subsequently file with the SEC that is incorporated by reference as described below will automatically update and supersede any previous information that is part of this prospectus.

        We incorporate by reference into this prospectus our documents listed below and any documents we file subsequently with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the transactions contemplated by this prospectus are completed (which filed documents do not include any portion thereof containing information furnished under either Item 2.02 or Item 7.01, or any related exhibit, of any Current Report on Form 8-K):

  •
  Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on February 23, 2009;

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the SEC on May 6, 2009;

  •
  Current Reports on Form 8-K filed with the SEC on January 7, January 8, January 14, January 30, February 2, February 18, February 27, March 5, March 9, March 18, March 25, April 6, April 28, May 5, May 15, May 20 and May 20, 2009;

  •
  the description of our common stock that is contained in our Form 8-A Registration Statement filed on March 15, 1991, including any amendments or reports filed for the purpose of updating such description; and

  •
  the description of our stockholder rights plan that is contained in our Form 8-A Registration Statements filed on January 20, 1999, August 2, 2000 and October 27, 2003, including any amendments or reports filed for the purpose of updating such description.

        We will provide without charge to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to:

Cephalon, Inc. 41 Moores Road
Frazer, PA 19355
Attn: Todd C. Longsworth
Senior Counsel
Telephone: (610) 344-0200

 USE OF PROCEEDS

        Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, including repaying, repurchasing or redeeming existing debt, capital expenditures and possible acquisitions. Pending such use, we may temporarily invest the net proceeds in short-term marketable securities.

RATIO OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for the years ended December 31, 2006 and 2008 was 2.93x and 2.58x, respectively, and 5.07x for the three months ended March 31, 2009.

        Our deficiency of (i) earnings available to cover fixed charges and (ii) earnings available to cover combined fixed charges and preferred stock dividends for the years ended December 31, 2004, 2005 and 2007 was $33.8 million, $265.6 million and $123.9 million, respectively. Since earnings were insufficient to cover fixed charges and combined fixed charges and preferred stock dividends for the years ended December 31, 2004, 2005 and 2007, we are unable to provide ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred stock dividends for each respective period.

GENERAL DESCRIPTION OF SECURITIES

        We may offer under this prospectus: common stock; preferred stock; debt securities; warrants to acquire common stock, preferred stock or debt securities; or any combination of the foregoing, either individually or as units consisting of two or more securities.

        The following description of the terms of these securities sets forth some of the general terms and provisions of securities that may be offered. The particular terms of securities offered by any prospectus supplement and the extent, if any, to which the general terms set forth below do not apply to those securities, will be described in the related prospectus supplement. In addition, if we offer securities as units, the terms of the units will be described in the applicable prospectus supplement. If the information contained in the prospectus supplement differs from the following description, you should rely on the information in the prospectus supplement.

 DESCRIPTION OF THE CAPITAL STOCK
WE MAY OFFER

General

        Our authorized capital stock consists of 400,000,000 shares of common stock, $.01 par value, and 5,000,000 shares of preferred stock, $.01 par value, of which 2,500,000 shares have been designated $3.625 convertible exchangeable preferred stock, $.01 par value, and 1,000,000 shares have been designated and reserved for issuance as Series A Junior Participating Preferred Stock in connection with our stockholder rights plan. As of May 15, 2009, there were 68,831,852 shares of common stock outstanding, and no shares of preferred stock outstanding.

        The following description of our common stock and preferred stock, together with the additional information included in any applicable prospectus supplements, summarizes the material terms and provisions of these types of securities, but it is not complete. For the complete terms of our common stock and preferred stock, please refer to our restated certificate of incorporation, as amended, and our amended and restated bylaws that are incorporated by reference into the registration statement which includes this prospectus and, with respect to preferred stock, any certificate of designation that we may file with the SEC for a series of preferred stock we may designate.

        We will describe in a prospectus supplement the specific terms of any common stock or preferred stock we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of the common stock or preferred stock we offer may differ from the terms described below.

Description of Common Stock

        Holders of shares of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders and are not entitled to cumulate votes for the election of directors. Holders of shares of common stock are entitled to receive ratably dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of shares of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the distribution rights of shares of preferred stock, if any, then outstanding. Shares of common stock have no preemptive, conversion or other subscription rights and there are no redemption or sinking fund provisions applicable to the common stock.

        As permitted by the Delaware General Corporation Law, our restated certificate of incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the prohibited repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit.

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Description of Preferred Stock

        Our board of directors has the authority, from time to time and without further action by our stockholders, to divide our unissued preferred stock into one or more classes and one or more series within any class and to make determinations of the designation and number of shares of any class or series and determinations of the voting rights, preferences, limitations and special rights, if any, of the shares of any class or series. The rights, preferences, limitations and special rights of different classes of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. The rights, preferences, privileges and restrictions of each series may be fixed by the designations of that series set forth in either a restated version of our certificate of incorporation or a certificate of designations relating to that series.

        The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of us without further action by our stockholders. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of common stock. In certain circumstances, an issuance of preferred stock could have the effect of decreasing the market price of our common stock.

        When we sell preferred stock pursuant to this prospectus, we will file a prospectus supplement relating to that sale which will specify:

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  the number of shares in the series of preferred stock;

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  the designation for the series of preferred stock by number, letter or title that will distinguish the series from any other series of preferred stock;

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  the dividend rate, if any, and whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

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  the voting rights of that series of preferred stock, if any;

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  any conversion provisions applicable to that series of preferred stock;

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  any redemption or sinking fund provisions applicable to that series of preferred stock;

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  the liquidation preference per share of that series of preferred stock; and

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  the terms of any other preferences or rights, if any, applicable to that series of preferred stock.

Anti-Takeover Provisions

        As a corporation organized under the laws of the State of Delaware, we are subject to Section 203 of the Delaware General Corporation Law, which restricts our ability to enter into business combinations with an interested stockholder or a stockholder owning 15% or more of our outstanding voting stock, or that stockholder's affiliates or associates, for a period of three years. These restrictions do not apply if:

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  prior to becoming an interested stockholder, our board of directors approves either the business combination or the transaction in which the stockholder becomes an interested stockholder;

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  upon consummation of the transaction in which the stockholder becomes an interested stockholder, the interested stockholder owns at least 85% of our voting stock outstanding at the time the transaction commenced, subject to exceptions; or

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  on or after the date a stockholder becomes an interested stockholder, the business combination is both approved by our board of directors and authorized at an annual or special meeting of our stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

        Our bylaws provide that special meetings of stockholders may be called by our board of directors, the chairman of our board of directors or the president. This provision prevents a potential acquirer from calling a special meeting of stockholders to replace our board of directors, since special meetings may not be called by stockholders.

        Our board of directors has the authority to issue preferred stock, which could potentially be used to discourage attempts by third parties to obtain control of us through a merger, tender offer, proxy or consent solicitation or otherwise, by making those attempts more difficult to achieve or more costly.

        Our board of directors may issue preferred stock with voting rights that could adversely affect the voting power of holders of our common stock.

Stockholder Rights Plan

        On November 12, 1993, our board of directors adopted a stockholder rights plan, which was amended and restated on October 27, 2003, and as further amended as of February 9, 2007. Under the stockholder rights plan, a dividend of one preferred share purchase right was declared for each outstanding share of common stock. Each share of our common stock currently trades with a right to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock at a price of $200.00, subject to adjustment, upon a person acquiring or making a tender or exchange offer for 20% or more of our outstanding common stock. Each right entitles its holder, other than the person acquiring 20% or more of our outstanding common stock, to purchase shares of our common stock with a market value equal to two times the exercise price of the right. In addition, after a person has acquired 20% or more of our common stock, if a company acquires us in a business combination or if we sell more than 50% of our consolidated assets or earning power, the rights will entitle our stockholders, other than the acquirer, to purchase for the exercise price shares of common stock of the acquiring company having a market value equal to two times the exercise price. At any time prior to these events, our board of directors may redeem the rights at a price of $.01 per right.

        The stockholder rights plan is intended to protect our stockholders in the event of an unsolicited attempt to acquire us. The rights are transferred automatically with the transfer of our common stock until separate rights certificates are distributed upon the occurrence of certain events. The stockholder rights plan could have the effect of delaying, deferring or preventing a person from acquiring us or accomplishing a change in control of our board of directors. This description of the stockholder rights plan is intended as a summary only and is qualified in its entirety by reference to the amended and restated rights agreement dated as of October 27, 2003, and as further amended as of February 9, 2007, between Cephalon and American Stock Transfer & Trust Company. To obtain a copy of the rights agreement, see the section of this prospectus entitled "Where You Can Find More Information."

DESCRIPTION OF THE DEBT SECURITIES
WE MAY OFFER

        This prospectus describes the general terms and provisions of the debt securities we may offer pursuant to this prospectus. When we offer to sell a particular series of debt securities pursuant to this prospectus, we will provide the specific terms of the series in a prospectus supplement. Accordingly, for a description of the terms of any series of debt securities, you must refer to both the prospectus supplement relating to that series and the description of the debt securities in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

        The debt securities offered by this prospectus will be issued under an indenture between us and the trustee, for one or more series of debt securities designated in the applicable prospectus supplement. The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended (the "TIA"). We incorporate by reference the form of indenture as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture carefully for the provisions that may be important to you. We have summarized selected portions of the indenture below; however, the following summary does not purport to be complete and the summary is qualified in its entirety by reference to the provisions of the indenture. Terms used in the summary and not defined in this prospectus have the meanings specified in the indenture.

General

        The debt securities will be our direct obligations, may be secured or unsecured and may be senior or subordinated indebtedness. We may issue an unlimited amount of debt securities, in one or more series, under the indenture. The terms of each series of debt securities will be established by our board of directors or pursuant to a supplemental indenture. We do not have to issue all of the debt securities of one series at the same time and, unless otherwise specified in a prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

        There may be more than one trustee under the indenture, each relating to one or more series of debt securities. Any trustee may resign or be removed by us, at which time we will appoint a successor trustee. Each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as indicated elsewhere in this prospectus, any action taken by the trustee may be taken by the trustee only relating to the series of debt securities for which it is the trustee.

        We will provide in a prospectus supplement the following terms of the debt securities being offered:

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  the title of the debt securities;

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  the aggregate principal amount and any limit on the aggregate principal amount of the debt securities;

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  whether we will issue the debt securities at a discount, the portion of the principal amount of the debt securities payable upon acceleration of the maturity of the debt securities or upon redemption, if other than the principal amount, and the rate at which any original issue discount will accrue;

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  the date on which or the periods during which we will issue the debt securities and the date on which we will pay the principal on the debt securities;

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  the rate, which may be fixed or variable, or the method used to determine the rate at which the debt securities will bear interest;

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  the date from which interest will accrue, the date on which interest will be payable and any regular record date for the interest payable on any interest payment date;

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  the place where we will pay, and the method of payment of, principal, premium and interest on the debt securities and where holders may surrender the debt securities for conversion, registration of transfer or exchange;

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  any obligation we have to redeem or purchase the debt securities under any sinking fund or similar provisions or at the option of a holder of debt securities;

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  any option we have to redeem the debt securities and the date, price and terms and conditions upon which we may redeem the debt securities;

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  the denominations in which we will issue the debt securities, if other than denominations of $1,000 and any multiples of $1,000;

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  the designation, if any, of any trustees (other than the initial trustee), paying agents, authenticating agents and security registrars;

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  the persons to which interest on the debt securities will be payable, if other than the person to whom they are issued;

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  the applicability of the provisions in the indenture on defeasance;

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  the types of documentation that may be required before debt securities may be issued;

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  the time, manner and place for the authentication and delivery of any securities issued upon the exercise of warrants, if any;

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  circumstances under which payment of any additional amounts authorized in respect of a debt security may be made to a foreign holder;

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  provisions, if any, for the defeasance or discharge of our obligations relating to the debt securities;

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  whether we will issue the debt securities in registered or bearer form;

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  the currency in which we will pay principal, premium and interest on the debt securities;

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  if we will pay principal, premium or interest on the debt securities in one or more currencies other than those in which the debt securities are denominated, the manner in which we will determine the exchange rate on the payments;

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  the manner in which we will determine the principal, premium or interest on the debt securities if these amounts may be determined by reference to an index based on a currency other than that in which the debt securities are denominated or designated or by reference to a commodity, commodity index, stock exchange index or financial index;

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  any addition to, or change or deletion of, events of default or covenants in the indenture;

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  a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

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  whether we will issue the debt securities in the form of global securities and whether we will issue the global securities in temporary or permanent global form;

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  any rights of the holders of the debt securities to convert the debt securities into other securities or property and the terms and conditions of the conversion, including the conversion price or manner of calculation and conversion period;

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  any subordination provisions relating to the debt securities;

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  any listing of the debt securities on any exchange, inter-dealer quotation system or over-the-counter market;

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  any provisions relating to any security provided for the debt securities; and

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  any other terms of the debt securities that will not be inconsistent with the indenture.

        We may issue debt securities at a discount below their stated principal amount. Even if we issue the debt securities at or above their stated principal amount, for United States federal income tax purposes, the debt securities may be deemed to be issued at a discount based on their interest payment characteristics. We will describe in a prospectus supplement the United States federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount. We will also describe in a prospectus supplement the special United States federal income tax considerations or other restrictions or terms applicable to debt securities issuable in bearer form, offered exclusively to foreigners or denominated in a foreign currency.

Denominations, Registration, Transfer and Exchange

        Unless we specify otherwise in the prospectus supplement, the debt securities of any series will be issuable only in denominations of $1,000 and multiples of $1,000 and will be payable only in U.S. dollars.

        You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. We will not charge a service fee for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge we are required to pay in connection with a transfer or exchange.

        You may effect the transfer of certificated debt securities and the right to receive the principal, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of that certificate or the issuance by us or the trustee of a new certificate to the new holder.

        We are not required to:

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  register, transfer or exchange any series of debt securities selected for redemption during the period beginning 15 business days prior to, and ending at the close of business on, the date of transmittal of the notice of redemption; or

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  register, transfer or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Covenants

        We will describe in the prospectus supplement any restrictive covenants applicable to an issue of debt securities.

Consolidation, Merger or Sale of Assets

        We may not consolidate or merge with or into, or sell, assign, convey or transfer our properties and assets substantially in their entirety to another corporation, person or entity unless:

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  (1) we are the continuing entity or (2) the successor entity formed by or resulting from the consolidation or merger or which shall have received the transfer of our assets shall be organized and validly existing under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes our obligations under the debt securities and the indenture by executing a supplemental indenture; and

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  immediately after giving effect to the transaction, no event of default, or event, which with notice or lapse of time or both would become an event of default, exists.

Notwithstanding the foregoing, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties and assets to us.

Events of Default

        Each of the following is an event of default relating to a series of debt securities:

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  default in the payment of any interest upon any debt security of that series when it becomes due and payable, which default continues uncured for a period of 30 days;

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  default in the payment of principal of, or premium on, any debt security of that series when due and payable;

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  default in the deposit of any sinking fund payment, when and as due, relating to any debt security of that series;

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  default in the performance or breach by us of any other covenant or warranty in the indenture, other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series, which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of at least 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

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  events of bankruptcy, insolvency or reorganization; and

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  any other event of default relating to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

        If an event of default relating to outstanding debt securities of any series occurs and continues uncured, then the trustee or the holders of at least 25% in principal amount of outstanding debt securities of that series may declare in a written notice the principal amount, or specified amount, plus accrued and unpaid premium and interest, if payable on all debt securities of that series, to be immediately due and payable. At any time after making a declaration of acceleration relating to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and cancel the acceleration if:

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  the holders act before the trustee has obtained a judgment or decree for payment of the money due;

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  we have paid or deposited with the trustee a sum sufficient to pay overdue interest and overdue principal, other than the accelerated interest and principal; and

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  we have cured or the holders have waived all events of default, other than the non-payment of accelerated principal and interest relating to debt securities of that series, as provided in the indenture.

        We refer you to the prospectus supplement relating to any series of debt securities that are issued at a discount for the particular provisions relating to acceleration of a portion of the principal amount of those debt securities upon the occurrence of an event of default.

        The trustee has no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee relating to the debt securities of that series.

        No holder of any debt security of any series will have any right to institute any judicial or other proceeding relating to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

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  that holder has previously given the trustee written notice of an uncured event of default relating to debt securities of that series; and

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  the holders of at least 25% in principal amount of outstanding debt securities of that series have made a written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

        The holder of any debt security will have an absolute and unconditional right to receive payment of the principal, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

        Within 120 days after the end of our fiscal year we will furnish to the trustee a statement as to compliance with the indenture. The trustee may withhold notice to the holders of the debt securities of any series of any default or event of default, except in payment on any debt securities of that series, relating to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

        We may modify the indenture, without prior notice to or consent of any holders, for any of the following purposes:

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  to evidence the succession of another corporation to our rights and the assumption by the successor of our covenants and obligations in the indenture and the debt securities;

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  to add to the covenants for the benefit of the holders of the debt securities or to surrender any right or power conferred upon us in the indenture;

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  to add any events of default;

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  to add or change any provision of the indenture to permit or facilitate the issuance of debt securities of any series in bearer form, to permit bearer securities to be issued in exchange for registered securities, to permit bearer securities to be issued in exchange for bearer securities of other denominations or to permit the issuance of debt securities of any series in uncertificated form, provided that the action will not adversely affect the interests of the holders of the debt securities or coupons in any material respect;

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  to change or eliminate any provision of the indenture, provided that the change or elimination will not apply to any outstanding debt security of any series created prior to the modification which is entitled to the benefit of the provision to which the modification would apply;

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  to secure the debt securities or to provide that any of our obligations under the debt securities or the indenture will be guaranteed and the terms and conditions for the release or substitution of the security or guarantee;

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  to establish the form or terms of debt securities and coupons as permitted by the indenture;

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  to evidence and provide for a successor or other trustee relating to one or more series of debt securities and to add or change any provision of the indenture to provide for or facilitate the administration of the trusts by more than one trustee;

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  to cure any ambiguity, to correct or supplement any provision of the indenture that may be defective or inconsistent with any other provision of the indenture, to eliminate any conflict between the terms of the indenture and the debt securities and the TIA or to make any other modifications which are consistent with the provisions of the indenture; provided, however, that these other provisions will not adversely affect the interest of the holders of outstanding debt securities or coupons in any material respect; or

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  to supplement any provisions of the indenture to permit or facilitate the defeasance and discharge of any series of debt securities, provided that the action will not adversely affect the interests of the holders of the debt securities or coupons in any material respect.

        We may modify and amend the indenture with the written consent of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. However, the consent of the holder of each outstanding debt security of each series affected is required for modifications that:

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  change the stated maturity of any debt security or coupon;

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  reduce the principal amount of any payment to be made on any debt security or coupon;

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  reduce the rate of interest or extend the time for payment of premium or interest payable upon redemption of any debt security;

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  reduce the amount of the principal due and payable upon acceleration of the maturity of a debt security issued at a discount;

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  change the location of payment of principal or any premium on any debt security;

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  change the coin or currency in which any debt security or any premium or interest is payable;

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  impair the right to institute suit for the enforcement of any payment on or after its due date;

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  alter any redemption provisions in a manner adverse to the holders of the debt securities;

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  reduce the percentage of holders in principal amount of the outstanding debt securities of any series whose consent is required for any modification or waiver with respect to that series;

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  change any of the waiver provisions, except to increase any required percentage or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each affected outstanding debt security; or

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  change any provision described in the applicable prospectus supplement that requires the consent of each affected holder of debt securities.

        A modification that changes or eliminates any covenant or other provision of the indenture relating to one or more particular series of debt securities and coupons, or that modifies the rights of the holder of debt securities and coupons of that series, will be deemed not to affect the rights of the holders of the debt securities and coupons of any other series.

        The holders of at least a majority in principal amount of the outstanding debt securities of any series, by notice to the trustee, may on behalf of the holders of all debt securities of that series waive any default and its consequences under the indenture, except:

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  a continuing default in the payment of principal, premium or interest on any debt security held by a non-consenting holder; or

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  a default of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Defeasance of Debt Securities and Covenants in Certain Circumstances

        Legal Defeasance.    We may be discharged from any and all obligations relating to the debt securities of any series except for obligations:

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  to pay additional amounts, if any, upon the occurrence of specified tax, assessment or government charge events relating to payments on the debt securities;

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  to register the transfer or exchange of debt securities;

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  to replace stolen, lost or mutilated debt securities;

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  to maintain paying agencies; and

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  to hold money in payment for trust.

        We will be discharged upon our deposit with the trustee, in trust, of money or government obligations that will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments relating to the debt securities of that series on the stated maturity of those payments.

        We may be discharged only if we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge.

        Defeasance of Covenants.    Upon compliance with specified conditions, we will not be required to comply with some restrictive covenants contained in the indenture and any omission to comply with the obligations will not constitute a default or event of default relating to the debt securities. These conditions include:

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  depositing with the trustee money or government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay principal, premium and interest on and any mandatory sinking fund payments relating to the debt securities of that series on the date those payments are due; and

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  delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of the series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance.

Limited Liability of Certain Persons

        No past, present or future stockholder, employee, officer or director of Cephalon or any successor corporation or any of our affiliates will have any personal liability for our obligations under the indenture or the debt securities because of his, her or its status as a stockholder, employee, officer or director.

Conversion Rights

        We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock. Those terms will include:

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  whether the debt securities are convertible into common stock or preferred stock;

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  the conversion price, or manner of calculation;

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  the conversion period;

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  provisions regarding whether conversion will be at our option or at the option of the holders;

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  the events requiring an adjustment of the conversion price; and

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  provisions affecting conversion in the event of the redemption of the debt securities.

Payment and Paying Agents

        The indenture will require us to duly and punctually pay the principal, premium and interest on the debt securities as provided in the debt securities and the indenture.

        If debt securities of a series are issuable only as registered securities, we will maintain in each place of payment for that series an office or agency where:

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  holders may present or surrender for payment debt securities of that series;

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  holders may surrender debt securities of that series for registration of transfer or exchange; and

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  we may be served with notices and demands regarding the debt securities of that series.

        If debt securities of a series are issuable as bearer securities, we will maintain or cause to be maintained:

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  in the Borough of Manhattan, the City and State of New York, an office or agency where (1) holders may (A) present or surrender for payment any registered securities of that series, (B) surrender for registration of transfer any registered securities of that series, (C) surrender for exchange or redemption debt securities of that series and (D) present or surrender for payment bearer securities of that series and related coupons in the circumstances described in the following paragraph and not otherwise, and (2) we may be served with notices and demands regarding the debt securities of that series;

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  subject to any applicable laws or registration, in a place of payment for debt securities of that series located outside the United States, an office or agency where holders may present and surrender for payment debt securities of that series and related coupons; provided that if the debt securities of that series are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland, the Luxembourg Stock Exchange or any other stock exchange located outside the United States, and the stock exchange so requires, we will maintain a paying agent for the debt securities of that series in London, Luxembourg or any other required city located outside the United States, as the case may be, so long as the debt securities of that series are listed on that exchange; and

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  subject to any applicable laws or regulations, in a place of payment for debt securities of that series located outside the United States, an office or agency where (1) holders may (A) surrender for registration of transfer any registered securities of that series or (B) surrender for exchange or redemption debt securities of that series and (2) we may receive notices and demands regarding the debt securities of that series.

        We will give prompt written notice to the applicable trustee of the locations, and any change in the locations, of offices or agencies. If at any time we fail to maintain any required office or agency or fail to furnish the applicable trustee with the address, holders may make or serve the presentations, surrenders, notices and demands at the corporate trust office of the applicable trustee, except that holders may present and surrender bearer securities of that series and the related coupons for payment at the offices specified in the applicable debt security. We will appoint the applicable trustee as our agent to receive the foregoing presentations, surrenders, notices and demands. However, in the case of bearer securities, we may appoint another agent as may be specified in the applicable prospectus supplement.

        We will make no payment of principal, premium or interest on bearer securities at any of our offices or agencies in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. However, if the debt securities of a series are denominated and payable in U.S. dollars, we will pay principal and any premium and interest on the debt securities of that series, if specified in the applicable prospectus supplement, at the office of our paying agent in the Borough of Manhattan, the City and State of New York, only if payment in U.S. dollars of the full amount of the principal, premium, interest or additional amounts, as the case may be, at all offices or agencies outside the United States maintained for the purpose by us in accordance with the indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

Book-Entry System

        We may issue the debt securities in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. We may issue the global securities in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

        We anticipate that global debt securities will be deposited with, or on behalf of, The Depository Trust Company and that global debt securities will be registered in the name of DTC's nominee, Cede & Co. We also anticipate that the following provisions will apply to the depository arrangements with respect to global debt securities. Additional or differing terms of the depository arrangements will be described in the applicable prospectus supplement.

        DTC has advised us that it is:

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  a limited purpose trust company organized under the laws of the State of New York;

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  a member of the Federal Reserve System;

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  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

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  a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC was created to hold securities of institutions that have accounts with DTC, referred to as "participants," and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, which may include banks, trust companies, clearing corporations and certain other organizations. Access to DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies, referred to as the "indirect participants," that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

        We expect that, pursuant to procedures established by DTC upon the deposit of a global security with DTC, DTC will credit, on its book-entry registration and transfer system, the principal amount of notes represented by such global security to the accounts of participants. The accounts to be credited shall be designated by us. Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by DTC (with respect to participants' interests), the participants and the indirect participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in the global security.

        So long as DTC, or its nominee, is the registered owner or holder of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture and the debt securities. In addition, no owner of a beneficial interest in a global security will be able to transfer that interest except in accordance with the applicable procedures of DTC. Except as set forth below, as an owner of a beneficial interest in the global security, you will not be entitled to have the debt securities represented by the global security registered in your name, will not receive or be entitled to receive physical delivery of certificated securities and will not be considered to be the owner or holder of any debt securities under the global security. We understand that under existing industry practice, if an owner of a beneficial interest in the global security desires to take any action that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        We will make payments of principal, premium or interest on the debt securities represented by a global security registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global security. Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

        We expect that DTC or its nominee, upon receipt of any payment of principal of, and premium, if any, or any interest amounts on, a global security, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in the global security held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in the global security for any note or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between DTC and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global security owning through such participants.

        Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

        DTC has advised us that it will take any action permitted to be taken by a holder of debt securities only at the direction of one or more participants to whose account the DTC interests in the global security is credited and only in respect of such portion of the aggregate principal amount of debt securities as to which such participant or participants has or have given such direction. However, if DTC notifies us that it is unwilling to be a depository for a global security or ceases to be a clearing agency or there is an event of default under the debt securities relating to that global security, DTC will exchange the global security for certificated securities which it will distribute to its participants.

        Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the global security among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility, or liability, for the performance by DTC or the participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

Governing Law

        The indenture and the related debt securities will be governed by and construed in accordance with the laws of the State of New York.

 DESCRIPTION OF THE WARRANTS
WE MAY OFFER

        Pursuant to this prospectus, we may issue warrants to purchase common stock, preferred stock, debt securities, or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants will be issued under warrant agreements to be entered into between us and the warrant agent as detailed in the prospectus supplement relating to warrants being offered.

        The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

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  the title of the warrants;

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  the aggregate number of the warrants;

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  the price or prices at which the warrants will be issued;

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  the currencies in which the price or prices of the warrants may be applicable;

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  the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

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  the designation and terms of the other offered securities, if any, with which the warrants will be issued and the number of warrants issued with each security;

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  if applicable, the date on or after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

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  the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

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  the date on which the right to exercise the warrants will commence and the date on which the right will expire;

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  the minimum or maximum amount of the warrants that may be exercised at any time;

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  information with respect to book-entry procedures, if any;

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  a discussion of any federal income tax considerations; and

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  any other material terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

 LEGAL MATTERS

        The validity of the securities offered hereby has been passed upon for us by Sidley Austin LLP, Chicago, Illinois.

EXPERTS

        The consolidated financial statements of Cephalon, Inc. as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008 and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) as of December 31, 2008, incorporated into this prospectus by reference to the Current Report on Form 8-K filed on May 20, 2009, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Cephalon, Inc.

4,800,000 Shares

Common Stock

PROSPECTUS

May     , 2009

Deutsche Bank Securities